UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2011(February 2, 2011)

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 2, 2011, Walter Energy, Inc. (the “Company”) and Ms. Lisa A. Honnold, Senior Vice President and interim Chief Financial Officer, entered into a retention and severance agreement (the “Agreement”). Pursuant to the terms of the Agreement, subject to Ms. Honnold’s commitment to continue serving in her current position through June 30, 2011 (subject to certain exceptions described below) and entering into a release of claims within 45 days after the date of her separation from service from the Company (the “Separation Date”) (collectively, the “Conditions”), Ms. Honnold will be entitled to receive (i) continuation of her base salary (which will be deemed to include any interim supplements she is receiving for serving in her current position (collectively, the “Adjusted Base Salary”)) through June 30, 2013, (ii) a payment equal to her target bonus (based on her Adjusted Base Salary) under the Executive Incentive Plan (the “Target Bonus”) not later than December 31, 2011 and (iii) for the period of January 1, 2012 through December 31, 2012, payment, in substantially equal installments, of an amount in the aggregate equal to her Target Bonus. In addition, Ms. Honnold will be eligible for (i) continued health and welfare benefits through the earliest to occur of (x) June 30, 2013, (y) the last date she is eligible to participate in the benefit under applicable law and (z) the first date on which she becomes eligible to obtain comparable benefits from a subsequent employer and (ii) 12 months of outplacement services; provided that, if Ms. Honnold’s employment is terminated (x) by the Company without “Cause”, (y) due to her death or disability or (z) by her for any reason following (A) the consummation of the transactions contemplated by the Arrangement Agreement, dated December 2, 2010, between the Company and Western Coal Corp. (the “Arrangement Agreement”) or its termination and (B) her successor being appointed to the office held by her and a four week transition period following such appointment having expired, then she will be entitled to the payments and benefits described above.  Also, subject generally to the Conditions, the unvested portion of Ms. Honnold’s equity awards will accelerate and vest as follows: (i) her equity awards scheduled to vest in 2011 will be deemed vested on the earlier to occur of February 27, 2011 and the Separation Date in connection with the termination of her employment by the Company other than for “Cause”; (ii) her equity awards scheduled to vest in 2012 will be deemed vested on the earlier to occur of March 31, 2011 and the Separation Date in connection with the termination of her employment by the Company other than for “Cause” and (iii) her equity awards scheduled to vest in 2013 will be deemed vested on the Separation Date; provided that, if Ms. Honnold’s employment is terminated (x) by the Company without “Cause”, (y) due to her death or disability or (z) by her for any reason following (A) the consummation of the transactions contemplated by the Arrangement Agreement or its termination and (B) her successor being appointed to the office held by her and a four week transition period following such appointment having expired, then she will be entitled to the rights provided under clause (iii) of this sentence. This Agreement supersedes all previous agreements between the parties, with the exception of the Executive Change in Control Severance Agreement, dated December 17, 2008, as amended (the form of which filed is Exhibit 10.2 to the Company’s Annual Report on Form 10-K on February 27, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: February 4, 2011	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and Secretary